                                                                    EXHIBIT 99.4

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Settlement Agreement") is made and entered into this 12th day of July, 2002 by and between RICHARD M. SMITH ("SMITH") and ARLIN M. ADAMS ("TRUSTEE"), in his capacity as CHAPTER 11 TRUSTEE TO THE BANKRUPTCY ESTATES OF CORAM HEALTHCARE CORPORATION ("CHC") and CORAM, INC. ("CI" and together with CHC, collectively referred to as "CORAM") and is made with reference to the following:

                                    RECITALS

         A. WHEREAS, CHC and SMITH are or were parties to that certain employment agreement dated as of April 26, 1999 ("Employment Agreement");

         B. WHEREAS, CORAM and SMITH are parties to two written agreements as follows: (1) a November 11, 1999 Severance Agreement ("Severance Agreement", and together with the Employment Agreement, collectively, the "Agreements"), and (2) an October 22, 1999 Indemnification Agreement ("Indemnification Agreement");

         C. WHEREAS, in or about 1999, CORAM advanced SMITH $90,000 pursuant to the Severance Agreement (the "Advance");

         D. WHEREAS, SMITH contends that subsequent to the Advance, and continuing thereafter, CORAM has breached the Agreements;

         E. WHEREAS, on or about August 8, 2000, CORAM commenced two bankruptcy cases (the "Bankruptcy Cases") by filing petitions for relief under Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

         F. WHEREAS, on or about September 8, 2000, SMITH filed a Proof of General Unsecured Claim against CHC and/or CI in their respective Bankruptcy Cases in the total amount of $595,468.85 ("Claims") for damages arising out of CORAM's alleged breach of the Agreements;

         G. WHEREAS, in or about February 2001, SMITH, as claimant, commenced American Arbitration Association ("AAA") Case No. 50 T 160 00062 01 (the "Arbitration") against certain non-debtor CORAM subsidiaries (collectively, the "Respondents"). In the Arbitration, SMITH alleged the Respondents: (1) were signatories to the Agreements; (2) had breached the Agreements along with CORAM; and (3) were jointly and severally liable for damages to SMITH along with CORAM;

         H. WHEREAS, in or about February 2002, SMITH and Respondents reached a settlement "in principle" of the Arbitration (the "Arbitration Settlement"), whereby SMITH would receive, among other things, $380,000 (less applicable withholdings) and a release of any and all claims for reimbursement of the Advance, in exchange for SMITH's agreement to dismiss the Arbitration and withdraw the Claims in the Bankruptcy Cases ("Arbitration Settlement");

         I. WHEREAS, as of the date of this Settlement Agreement, SMITH's Claims remain pending in the Bankruptcy Cases and the Arbitration Settlement has not been consummated;

         J. WHEREAS, CORAM denies that they can be liable to SMITH under the Agreements or otherwise; and

         K. WHEREAS, the parties to this Settlement Agreement (the "Parties") desire to fully and completely resolve any and all disputes that have been raised or could be raised between them concerning the Claims and the Advance, including, without limitation, all claims arising out of or relating to the Agreements.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, and subject to the terms and conditions set forth below, and intending to be legally bound, SMITH and the TRUSTEE agree as follows:

                                       I.

                                     RELEASE

         1.1 SMITH hereby releases and discharges (i) the TRUSTEE and his heirs, successors and assigns, and (ii) CORAM and each of their respective past and present officers, directors, shareholders, employees, agents, predecessors, successors in interest, assigns, attorneys, parent companies, companies in common ownership, subsidiaries, and affiliates and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, accountings, costs and expenses (including, but not limited to, attorneys' fees and costs), damages, liens, judgments, actions and causes of action of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, which SMITH ever had, now has, and may in the future have, relating to or arising out of the Agreements and/or the Claims and occurring from the beginning of time to the date of this Settlement Agreement. Subject to Paragraph 2.13, below, upon execution of this Settlement Agreement by the TRUSTEE, and on condition that Respondents execute the Arbitration Settlement and cause SMITH to be paid $380,000 (less applicable withholdings) as provided therein, SMITH shall forthwith withdraw the Claims currently pending in the Bankruptcy Cases with prejudice.

         1.2 The TRUSTEE and CORAM hereby releases and forever discharges SMITH and each of his employees, agents, spouses, predecessors, successors in interest, attorneys, and affiliates and each of them from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, accountings, costs and expenses (including, but not limited to, attorneys' fees and costs), damages, liens, judgments, actions and causes of action of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, which CORAM and/or the TRUSTEE ever had or now has, and may in the future have, relating to or arising out of the Agreements and/or the Claims and occurring from the beginning of time to the date of this Settlement Agreement, including seeking or collecting from SMITH the Advance made under the Severance Agreement.

         1.3. The releases set forth in Paragraphs 1.1 and 1.2 shall not be effective unless and until the Respondents cause SMITH to be paid $380,000 and relinquish any claims they or any of them might have for reimbursement of the Advance and SMITH withdraws the Claims pending in the Bankruptcy Court with prejudice. Nothing in this Settlement Agreement shall affect in any way any of the Parties' (i) rights, obligations, or defenses arising under the Indemnity Agreement or Paragraph 5 of the Severance Agreement, all of which shall be preserved, and (ii) claims, counterclaims, cross-claims, or defenses arising out of or relating to the allegations made in that certain adversary proceeding pending in the Bankruptcy Court styled The Official Committee of

Unsecured Creditors v. Coram Healthcare Corporation, et al., Adv. Proc. No. 01-08795 (MFW) (Bankr. D. Del. 2001), all of which shall be preserved.

                                       II.

                               GENERAL PROVISIONS

         2.1 This Settlement Agreement represents a settlement of disputed claims, and by entering into this Settlement Agreement, none of the Parties admits or acknowledges that he or it committed any wrongdoing.

         2.2 This Settlement Agreement shall in all respects be interpreted, enforced and governed by the laws of the State of Colorado. This Settlement Agreement shall be construed as a whole according to its fair meaning and is not to be strictly construed for or against any of the Parties.

         2.3 This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, representatives, successors, and assigns and each and every entity which now or ever was a division, parent, successor, predecessor, or subsidiary for any of the Parties and/or their respective legal successors and assigns.

         2.4 The Parties, and each of them, mutually acknowledge that they have not assigned to any person or entity all or any portion of any claim(s) released herein as set forth in Paragraphs 1.1 through 1.3, above.

         2.5 In the event that any covenant, condition or other provision contained in this Settlement Agreement is held to be invalid, void or illegal by any Court of competent jurisdiction, the covenant, condition, or other provision shall be deemed severable from the remainder of this Settlement Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision. If any covenant, condition, or other provision shall be deemed invalid due to its scope or breadth, the covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

         2.6 A breach of any provision of this Settlement Agreement can be waived only by a writing signed by the non-breaching party. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Settlement Agreement may be amended only by a written agreement executed by the Parties.

         2.7 The Parties, and each of them, represent and warrant that in executing this Settlement Agreement they rely solely upon their own judgment, belief, and knowledge, and on the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the same by any representations or statements covering any matters made by any of the Parties or by any person representing them or any of them.

         2.8 The Parties, and each of them, further represent and warrant that they have carefully read this Settlement Agreement and know the contents hereof and that they sign this Settlement Agreement freely and voluntarily.

         2.9 The Parties, and each of them, further represent and warrant that the persons executing this Settlement Agreement on their behalf are authorized to bind them.

         2.10 This Settlement Agreement constitutes the entire agreement between or among the

Parties pertaining to the subject matter hereof, and there are no terms other than those contained herein. Except as otherwise provided herein, any agreement previously entered into between the Parties and/or any of their affiliates or subsidiaries are terminated and shall be of no force and effect.

         2.11 The Parties agree to execute promptly upon request any and all other documents and instruments necessary to effectuate the terms of this Settlement Agreement.

         2.12 This Settlement Agreement may be executed in counterparts and by facsimile and when each of the Parties has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties.

         2.13 This Settlement Agreement and the Arbitration Settlement are subject to approval by the Bankruptcy Court and are not effective until such approvals are obtained. Each of the Parties irrevocably consents to the jurisdiction of the Bankruptcy Court with respect to any action to approve and enforce the terms and provisions of this Settlement Agreement and expressly waives any right to commence any such action in any other forum or to contest the jurisdiction of the Bankruptcy Court.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

                                          /s/ RICHARD M. SMITH
                                          --------------------------------------
                                          Richard M. Smith

                                          /s/ ARLIN M. ADAMS
                                          --------------------------------------
                                          Arlin M. Adams, Chapter 11 Trustee
                                          to the Bankruptcy estates of Coram
                                          Healthcare Corporation and Coram, Inc.

                            SETTLEMENT AGREEMENT AND
                                 MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Settlement Agreement") is entered into by and between RICHARD M. SMITH ("Smith"), on the one hand, and T(2) MEDICAL, INC., CORAM ALTERNATE SITE SERVICES, INC., CORAM HEALTHCARE CORPORATION OF ALABAMA, CORAM HEALTHCARE CORPORATION OF FLORIDA, CORAM HEALTHCARE CORPORATION OF GREATER NEW YORK, CORAM HEALTHCARE CORPORATION OF GREATER D.C., CORAM HEALTHCARE CORPORATION OF INDIANA, CORAM HEALTHCARE CORPORATION OF KENTUCKY, CORAM HEALTHCARE CORPORATION OF MASSACHUSETTS, CORAM HEALTHCARE CORPORATION OF MICHIGAN, CORAM HEALTHCARE CORPORATION OF MISSISSIPPI, CORAM HEALTHCARE CORPORATION OF NEVADA, CORAM HEALTHCARE CORPORATION OF NEW YORK, CORAM HEALTHCARE CORPORATION OF NORTH TEXAS, CORAM HEALTHCARE CORPORATION OF NORTHERN CALIFORNIA, CORAM HEALTHCARE CORPORATION OF RHODE ISLAND, CORAM HEALTHCARE CORPORATION OF SOUTH CAROLINA, CORAM HEALTHCARE CORPORATION OF SOUTHERN CALIFORNIA, CORAM HEALTHCARE CORPORATION OF SOUTHERN FLORIDA, CORAM HEALTHCARE CORPORATION OF UTAH, CORAM HEALTHCARE OF WYOMING, L.L.C., CORAM HOMECARE OF MINNESOTA, INC., and CURAFLEX HEALTH SERVICES, INC. (collectively, "T(2)"), on the other hand.

                                    RECITALS

         A. WHEREAS, Smith, as Claimant, commenced American Arbitration Association ("AAA") Case No. 50 T 160 00062 01 (the "Arbitration") by submitting and/or serving a January 29, 2001 Demand for Arbitration (the "Demand");

         B. WHEREAS, in the Arbitration, Smith has alleged that T(2) and the other entities named in his Demand (collectively, the "Respondents") breached
(1) an April 26, 1999 Employment Agreement, a copy of which is attached to the Demand as Exhibit "A" (the "Employment Agreement"), (2) an October 22, 1999 Indemnification Agreement, a copy of which is attached to the Demand as Exhibit "B" (the "Indemnification Agreement"); and (3) a November 11, 1999 Agreement, a copy of which is attached to the Demand as Exhibit "C" (the "Severance Agreement");

         C. WHEREAS, Coram, Inc. ("CI") and/or Coram Healthcare Corporation ("CHC") were parties and/or signatories to the Employment Agreement, the Indemnification Agreement and/or the Severance Agreement (collectively, the "Agreements");

         D. WHEREAS, on or about August 8, 2000, CHC and CI filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the "Court") under Chapter 11 of the United States Bankruptcy Code;

         E. WHEREAS, Smith has filed one or more claims against CHC and/or CI in their bankruptcy cases, which are being jointly administered in the Court as Case Nos. 00-3299 through 00-3300 (the "Bankruptcy");

         F. WHEREAS, as of the date of this Settlement Agreement, there had been no formal resolution of Smith's claim(s) against CHC and/or CI in the Bankruptcy (collectively, the "Claims"), by the Court or otherwise;

         G. WHEREAS, T(2) and the other Respondents in the Arbitration deny that they are or can be liable to Smith under the Agreements or otherwise;

         H. WHEREAS, the parties to this Settlement Agreement desire fully and completely to resolve the Arbitration and any and all other disputes that have been raised or could be raised by Smith, including without limitation all claims arising out of or relating to the Agreements; and

         I. WHEREAS, Smith and T(2) (collectively, the "Parties") have read this Settlement Agreement and have reviewed it with their respective attorneys, who have answered all of their questions concerning this Settlement Agreement.

            NOW, THEREFORE, in light of the foregoing, and in consideration of the conditions, covenants, and agreements set forth below, the Parties agree as follows:

                                       I.

                               SETTLEMENT PAYMENT

         1.1 In consideration of the rights and obligations created by this Settlement Agreement, and subject to the conditions set forth in paragraph 3.1, below, T(2) shall cause to be paid the gross sum of Three Hundred Eighty Thousand Dollars ($380,000), in the form of (a) one or more checks payable to Smith in the total amount of Two Hundred Eighty Thousand Dollars ($280,000), (b) one or more checks payable to Smith in the amount of Eighty Thousand Dollars ($80,000), less applicable withholdings, and (c) one or more checks payable to Christensen,

Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP ("CMF") in the total amount of Twenty Thousand Dollars ($20,000).

         1.2 The Parties agree that Smith and/or CMF shall be solely responsible for any tax, interest and/or penalty assessed in connection with the above payments (collectively, the "Settlement Payment"), in connection with which one or more Forms 1099 shall be issued; provided, however, that T(2) shall be responsible for withholding taxes from the payment(s) referred to in paragraph 1.1(b), in connection with which one or more Forms W-2 shall be issued. In the event that any federal, state or local taxing authority assesses any tax, interest and/or penalty on the payment(s) referred to in paragraph 1.1(a) or
(c), above, or any portion(s) thereof, against T(2) and/or any other entity(ies) by or through which the Settlement Payment may be made, Smith and/or CMF shall immediately and on demand reimburse T(2) and/or such other entity(ies) for the tax, interest or penalty so assessed.

                                       II.

                                    RELEASES

         2.1 In consideration of the Settlement Payment and the rights and obligations created by this Agreement, the sufficiency of which is acknowledged, Smith, for himself and for all persons or entities that could or might act on his behalf, fully and forever releases and discharges T(2), all of the other Respondents, each of their past, present and future affiliates, subsidiaries and parents, and each of their past, present and future officers, directors, employees, agents, shareholders, independent contractors, attorneys and insurers, and any and all other persons or entities that could or might act on behalf of any of them (collectively, the "T(2) Releasees"), of and from any and all actions, causes of action, claims, demands, costs and expenses, including attorneys' fees, which Smith may now have, or claim at any future time to have, that are based upon any acts or omissions to the date of this Settlement Agreement, without regard to present actual knowledge of such acts or omissions, including particularly, but not by way of limitation, any injury, loss, transaction, matter or thing involved, alleged or referred to, or appearing directly or indirectly in the Demand or in any other submissions in the Arbitration, and any claims arising under or otherwise based in whole or in part upon any of the Agreements, EXCEPT for the rights and obligations created by this Agreement.

         2.2 In consideration of the rights and obligations created by this Agreement, the sufficiency of which is acknowledged, T(2), for itself and for all persons or entities that could or might act on its behalf, fully and forever releases Smith and each of his employees, agents and attorneys, and any and all other persons or entities that could or might act on behalf of any of them (collectively, the "Smith Releasees"), of and from any and all actions, causes of action, claims, demands, costs and expenses, including attorneys' fees, which T(2) may now have, or claim at any future time to have, that are based upon any acts or omissions to the date of this Settlement Agreement, without regard to present actual knowledge of such acts or omissions, including particularly, but not by way of limitation, any claims for recovery of amounts previously advanced to Smith (including without limitation the Ninety Thousand Dollars ($90,000) advanced to Smith in 1999), and any claims arising under or otherwise based in whole or in part upon any of the Agreements, EXCEPT for the rights and obligations created by this Agreement.

         2.3 It is the intention of the Parties that all claims against any of the T(2) Releasees and/or any of the Smith Releasees be fully, finally, and forever settled and released, whether or not such claims are known or suspected to exist as of the date of this Settlement Agreement.

Accordingly, each of the T(2) Releasees and each of the Smith Releasees expressly waives any and all rights under any federal, state or local statute, rule or regulation whereby the releases set forth in paragraphs 2.1 and/or 2.2, above, could be deemed to exclude claims which the releasee does not know or suspect to exist in his, her or its favor.

                                      III.

                              WITHDRAWAL OF CLAIMS

         3.1 The Parties acknowledge that certain intentions reflected by this Settlement Agreement and/or by the concurrent Settlement Agreement and Mutual Release between Smith and the Chapter 11 Trustee to the Bankruptcy Estates of CHC and CI (e.g., the making of the Settlement Payment through the transfer of funds managed by or for CHC and/or CI on a centralized basis, the withdrawal with prejudice of Smith's Claims in the Bankruptcy, and the full and final release by CHC and CI of any and all claims relating to the $90,000 advanced to Smith in 1999) cannot be fully effectuated unless and until the approval of the Court is obtained. Accordingly, each of the Parties agrees to use his or its best efforts and to take all actions necessary to secure such approval (e.g., through the filing of one or more appropriate applications, stipulations and/or notices) as soon as is reasonably practicable.

         3.2 Within three (3) business days following delivery of the Settlement Payment pursuant to paragraph 1.1, above, Smith and the Respondents, by their counsel of record in the Arbitration, shall execute and submit to the AAA a stipulation dismissing the Arbitration with prejudice, all parties thereto to bear their own costs and attorneys' fees.

                                       IV.

                                 INDEMNIFICATION

         4.1 T(2) agrees that in the event Smith is or becomes a party to or witness or participant in any action, suit, arbitration, proceeding, inquiry or investigation (collectively, "Proceedings") by reason of any event or occurrence related to the fact that Smith was a director, officer, employee, trustee, agent or fiduciary of any T(2) Releasee(s), T(2) will indemnify Smith to the fullest extent authorized by law against any and all expenses and losses (including all interest, assessments and other charges payable in connection with or in respect of such expenses and/or losses) hereafter incurred in such Proceedings, whether or not the Proceedings proceed to judgment or are settled or otherwise brought to a disposition.

         4.2 Smith agrees to cooperate fully with any of the T(2) Releasees and/or their counsel in connection with any Proceedings to which he is or becomes a party and/or in which he is or becomes a witness or participant.

                                       V.

                                 CONFIDENTIALITY

         5.1 The Parties agree that this Settlement Agreement, the Settlement Payment and/or the Arbitration (collectively, the "Confidential Matters") shall hereafter be treated as strictly confidential. Neither the Parties nor any person(s) or entity(ies) that could or might act on their behalf shall directly or indirectly publish, disseminate, or disclose any information and/or documents regarding the Confidential Matters, including without limitation (a) this Settlement Agreement or any of its terms, (b) the fact or amount of the Settlement Payment, or (c) any materials pertaining to or produced in connection with the Arbitration, which materials shall be handled in accordance with the January 22, 2002 Stipulation Regarding Discovery signed by counsel for Smith and counsel for the Respondents.

         5.2 It shall not be deemed a violation of paragraph 5.1, above, for any party or releasee hereunder to disclose information and/or documents regarding the Confidential Matters (a) to the legal or tax advisor(s) of such party or releasee, (b) in connection with the application(s), stipulation(s) and/or notice(s) contemplated by paragraph 3.1, above, (c) in order to enforce or effectuate any of the terms of this Settlement Agreement, (d) if and to the extent such information and/or documents had already been disclosed as of the date of this Settlement Agreement, and/or (e) if and as required by law.

                                       VI.

                                NON DISPARAGEMENT

         6.1 Each of the Parties agrees that he or it shall hereafter refrain from making any disparaging remarks about any other party or releasee hereunder.

         6.2 It shall not be deemed a violation of paragraph 6.1, above, (a) to state that the disputes have been resolved to the satisfaction of all parties, and/or (b) to respond in good faith to any inquiry and/or request propounded by or through the Court and/or in connection with the Bankruptcy or any other legal proceeding.

         6.3 Neither paragraph 6.1, above, nor any other provision of this Settlement Agreement shall be construed to require any party or releasee hereunder to retract, withdraw, clarify or otherwise affirmatively address any remarks, statements or reports made or issued prior to the date of this Settlement Agreement.

                                      VII.

                               GENERAL PROVISIONS

         7.1 The Parties agree and acknowledge that this Settlement Agreement represents a settlement of disputed claims and that, by entering into and/or benefiting from this Settlement Agreement, no party or releasee hereunder shall be deemed to have admitted or acknowledged any wrongdoing. It is understood and agreed that this Settlement Agreement is not to be construed as an admission of liability on the part of any person or entity released, liability being expressly denied.

         7.2 This Settlement Agreement and any controversy which might arise hereunder shall be interpreted, enforced and governed by the laws of the State of Colorado, except to the extent such laws are preempted by federal law. The Parties agree that this Settlement Agreement shall be construed as a whole according to its fair meaning and is not to be strictly construed for or against any of the Parties.

         7.3 This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, and permitted assigns.

         7.4 Each of the Parties expressly warrants and represents that he or it has authority to enter into this Settlement Agreement, and that he or it has not sold, assigned, granted or transferred to any other person or entity any action, cause of action, claim or demand released pursuant to Section II, above.

         7.5 It is understood and agreed by each of the Parties that this Settlement Agreement is in complete satisfaction of any right that such party, or any attorney employed by such party, may have, or claim to have, to recover attorneys' fees against any other party or releasee hereunder.

         7.6 In the event that any covenant, condition or other provision contained in this Settlement Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, the covenant, condition, or other provision shall be deemed severable from the remainder of this Settlement Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision. If any covenant, condition, or other provision shall be deemed invalid due to its scope or breadth, the covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

         7.7 No breach of any provision of this Settlement Agreement shall be deemed waived unless such waiver is in writing. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Settlement Agreement may be amended only by a written agreement executed by each of the Parties hereto, or pursuant to paragraph 7.6, above.

         7.8 The Parties hereto, and each of them, represent and declare that in executing this Settlement Agreement they rely solely upon their own judgment, belief, and knowledge, and on the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims and that they have not been influenced to any extent whatsoever in executing the same by any representations or statements covering any matters made by any of the Parties hereto or by any person representing them or any of them.

         7.9 The Parties hereto, and their attorneys, and each of them, further represent and warrant that they have carefully read this Settlement Agreement and know the contents hereof and that they signed this Settlement Agreement freely and voluntarily.

         7.10 The Parties hereto, and each of them, further represent and declare that each of the persons and entities executing this Settlement Agreement is and will be duly empowered and authorized to do so.

         7.11 This Settlement Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof, and there are no terms other than those contained herein. Any agreement previously entered into between Smith, on the one hand, and any of the T(2) Releasees, on the other hand (including without limitation the Agreements) have been or are hereby terminated and shall be of no force and effect as between and/or among the Parties. No supplement, modification, or termination of this Settlement Agreement shall be deemed valid unless executed in writing by the Parties hereto.

         7.12 The Parties agree to execute promptly upon request any and all other documents and instruments necessary to effectuate the terms of this Settlement Agreement, including without limitation those contemplated by Section III, above.

         7.13 This Settlement Agreement may be executed in counterparts and/or by facsimile and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties.

         IN WITNESS WHEREOF, this Settlement Agreement has been executed by the Parties and/or their duly authorized agents on the dates below written, to be effective upon the last such date.

DATE:    July 12, 2002          RICHARD M. SMITH


                                /s/ RICHARD M. SMITH
                                --------------------------------------


DATE:    July 16, 2002          T(2) MEDICAL, INC.


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM ALTERNATE SITE SERVICES, INC.

                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF ALABAMA


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF FLORIDA


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------

DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF GREATER NEW YORK


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF GREATER D.C.


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF INDIANA


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF KENTUCKY


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF MASSACHUSETTS


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------

DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF MICHIGAN


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF MISSISSIPPI


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF NEVADA


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF NEW YORK


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF NORTHERN
                                CALIFORNIA


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------

DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF RHODE ISLAND


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF SOUTH CAROLINA


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF SOUTHERN
                                CALIFORNIA


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF SOUTHERN FLORIDA


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------

DATE:    July 16, 2002          CORAM HEALTHCARE CORPORATION OF UTAH


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HEALTHCARE OF WYOMING, L.L.C.


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CORAM HOMECARE OF MINNESOTA, INC.


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------


DATE:    July 16, 2002          CURAFLEX HEALTH SERVICES, INC.


                                By:    /s/ ALLEN MARABITO
                                       ----------------------------------------
                                Name:  Allen J. Marabito
                                       ----------------------------------------
                                Title: President, Secretary and General Counsel
                                       ----------------------------------------